UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025 (November 5, 2025)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Independent Director

On November 5, 2025, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, appointed His Highness Shaikh Ali Sultan Al Nuaimi as a new independent director to fill one of the newly created vacancies, effective immediately. The Board has affirmatively determined that His Highness qualifies as an independent director under the listing standards of The Nasdaq Stock Market LLC.

His Highness, age 34, is a distinguished member of the Ajman Royal Family and currently serves as managing director of the Al Nuaimi Group of Companies, a diversified family-owned conglomerate in the United Arab Emirates (“UAE”) with business interests in education, hospitality, construction, engineering, real estate, transportation, and sports. His Highness also serves as a director of BOF Acquisition Tech Corporation, a Cayman Islands exempted company. Since 2015, he has overseen the group’s strategic direction, investment portfolio, and international expansion, working closely with the Chairman and other senior executives to drive sustainable growth. Prior to this role, Shaikh Ali served as senior manager of government relations and business development at Ajman Bank and as controller at the Ajman Department of Finance. He holds a master of business administration from the Canadian University of Dubai, UAE, and a bachelor of science in finance from Portland State University, Oregon.

There is no arrangement or understanding between His Highness and any other person pursuant to which he was selected as a director. There are no family relationships between His Highness and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which His Highness or any member of his immediate family had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, on November 5, 2025, His Highness entered into an Independent Director Service Agreement (the “Director Agreement”) and the Company’s standard form of indemnification agreement for its directors. Pursuant to the Company’s non-employee director compensation program, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2025, His Highness will be entitled to receive: (i) a monthly retainer fee of $3,000 and (ii) reimbursement of reasonable expenses documented and incurred by you in connection with the performance of duties

The foregoing description is qualified in its entirety by reference to the full text of the Director Agreement and the Director and the form Indemnification Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Chairperson and Members of Committees

On November 5, 2025, the Board appointed certain independent directors to the Audit Committee and Compensation Committee to fill the recent vacancies of the Audit Committee and the Compensation Committee of the Board as follows, effective immediately:

(a)	Mr. Hao Zhang as a member of the Audit Committee;
(b)	Mr. Song Tai as the chairperson of the Compensation Committee; and
(c)	Ms. Haixia Lu as a member of the Compensation Committee.

There is no arrangement or understanding between each of Mr. Zhang, Mr. Tai, and Ms. Lu and any other person pursuant to which he or she was selected as a director. There are no family relationships between each of Mr. Zhang, Mr. Tai, and Ms. Lu and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which each of Mr. Zhang, Mr. Tai, and Ms. Lu or any member of his or her immediate family had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Event

On November 7, 2025, the Company issued a press release announcing the appointment of His Highness Shaikh Ali Sultan Al Nuaimi to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Director Agreement, dated November 5, 2025, by and between Professional Diversity Network, Inc. and His Highness Shaikh Ali Sultan Al Nuaimi.
10.2	Form Indemnification Agreement.
99.1	Press Release issued by Professional Diversity Network, Inc. on November 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: November 7, 2025	By:	/s/ Hao Zhang
	Name:	Hao Zhang
	Title:	Chairman of the Board

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